                                             REGISTRATION STATEMENT NO. 33-_____

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ___________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ___________________


                           FEDERAL EXPRESS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             71-0427007
     (STATE OF INCORPORATION)         (IRS EMPLOYER IDENTIFICATION NO.)

                              2005 CORPORATE AVENUE
                            MEMPHIS, TENNESSEE 38132
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

              FEDERAL EXPRESS CORPORATION 1993 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                              KENNETH R. MASTERSON
              SENIOR VICE PRESIDENT,  GENERAL COUNSEL AND SECRETARY
                           FEDERAL EXPRESS CORPORATION
                            1980 NONCONNAH BOULEVARD
                            MEMPHIS, TENNESSEE 38132
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (901)  395-3388
                     (TELEPHONE NUMBER OF AGENT FOR SERVICE)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO EMPLOYEES: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------


                                        PROPOSED                 PROPOSED                 AMOUNT OF
TITLE OF SECURITIES   AMOUNT TO BE      MAXIMUM OFFERING         MAXIMUM AGGREGATE        REGISTRATION
TO BE REGISTERED      REGISTERED        PRICE PER UNIT (1)       OFFERING PRICE           FEE
- ----------------------------------------------------------------------------------------------------------
    COMMON STOCK       1,500,000        $66.00                   $99,000,000              $34,137.93
       PAR VALUE       SHARES
     $.10 PER SHARE
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------

(1) BASED UPON THE AVERAGE OF THE HIGH AND LOW PRICES OF THE COMMON STOCK REPORTED ON THE NEW YORK STOCK EXCHANGE ON AUGUST 9, 1994.

  THIS DOCUMENT CONSTITUTES PART OF A COMBINED PROSPECTUS COVERING SECURITIES
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.




                           FEDERAL EXPRESS CORPORATION
                              2005 CORPORATE AVENUE
                            MEMPHIS, TENNESSEE  38132
                                 (901)  395-3382



                                  COMMON STOCK
                           (par value $.10 per share)


                            1993 Stock Incentive Plan
                                1,500,000 Shares

                            1989 Stock Incentive Plan
                                1,500,000 Shares

                            1987 Stock Incentive Plan
                                1,500,000 Shares

                            1984 Stock Incentive Plan
                                 600,000 Shares

                            1983 Stock Incentive Plan
                                1,320,000 Shares

                            1980 Stock Incentive Plan
                                1,000,000 Shares








                                 August 12, 1994

ITEM 1.  PLAN INFORMATION


                               GENERAL INFORMATION

     This document is part of a combined prospectus being delivered by Federal Express Corporation (the "Company") to each participant in the Company's 1980, 1983, 1984, 1987, 1989 and 1993 Stock Incentive Plans, as amended (the "Plans"), to provide information that will enable participants to make an informed decision regarding investment through the Plans in the common stock of the Company. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company with the Commission can be inspected, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, New York, New York 10048. Such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     This document constitutes a part of a Registration Statement on Form S-8 (together with all amendments and exhibits, herein referred to as the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"). This document does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the common stock of the Company. This document may from time to time be updated by the Company in writing or by including updated information in the Company's Annual Report on Form 10-K, definitive proxy statement or annual report to stockholders.

     THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS PROHIBITED. THE PLANS ARE NOT SUBJECT TO THE PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 ("ERISA") AND ARE NOT QUALIFIED OR INTENDED TO BE QUALIFIED UNDER
SECTION 401(A) OF THE INTERNAL REVENUE CODE.

                                    THE PLANS

     The Company implemented and the stockholders approved the Plans at the Company's 1980, 1983, 1984, 1987, 1989 and 1993 annual meetings, respectively, in order to secure and retain employees of outstanding ability, further identify the interests of such employees with the interests of the stockholders, encourage greater stock ownership by, and to provide added incentive to, those employees who shoulder a major portion of the responsibility for the Company's success. The Company expects that it will benefit from the added interest which optionees will have in the welfare of the Company as a result of their ownership or increased ownership of the Company's common stock.

     The 1989 and 1993 Plans provide for the automatic grant of non-qualified stock options to purchase 1,000 shares of the Company's common stock, immediately following each of the five consecutive annual stockholder meetings beginning with the 1989 meeting, in the case of the 1989 Plan, and beginning with the 1994 meeting, in the case of the 1993 Plan, to the Company's incumbent directors who are not employees of the Company. Each director elected during the period beginning with the 1989 meeting and ending with the 1993 meeting who was not an employee of the Company was granted, upon being elected, a non-incentive stock option to purchase 1,000 shares of the Company's common stock under the 1989 Plan. Any director elected during the period beginning with the 1994 meeting and ending with the 1998 meeting and who is not also an employee of the Company will be granted, upon being elected, a non-incentive stock option to purchase 1,000 shares of the Company's common stock under the 1993 Plan.

     The Plans provide for the granting of options to purchase for cash an aggregate of not more than 1,000,000, 1,320,000, 600,000, 1,500,000, 1,500,000 and 1,500,000 shares, respectively, (after giving effect to two-for-one stock splits effected in the form of 100% stock dividends in October 1980 and 1983) of the Company's common stock to the eligible participants. The shares used by the Plans may consist, in whole or in part, of unissued shares or treasury shares; therefore, shares that are authorized but unissued have been reserved for issuance upon exercise of options granted. All of the options are subject to the terms, conditions and restrictions set forth in the applicable Plan and option agreement.

ADMINISTRATION AND ELIGIBILITY

     The Plans are administered by the Compensation Committee (the "Committee") of the Company's Board of Directors. The Committee is comprised of Robert H. Allen, Ralph D. DeNunzio, J. R. Hyde, III, Jackson W. Smart, Jr. and Joshua I. Smith, who serve at the discretion of the Board of Directors and until their respective successors are elected and qualified. These individuals stand for election to the Board every three years. The address of the Committee is c/o General Counsel, Federal Express Corporation, P. O. Box 727, Memphis, Tennessee 38194-1842.

     Only outside directors, in the case of the 1989 and 1993 Plans, and the Company's key employees, including officers, who are from time to time responsible for the management, growth and protection of the business of the Company and its subsidiaries, are eligible to be granted options under the Plans. The employees who receive options will be selected from time to time by the Committee, in its sole discretion, from those eligible, and the Committee will determine, in its sole discretion, the number of shares to be covered by the option or options granted to each selected employee. Except for the automatic grant of options under the 1989 and 1993 Plans to directors, members of the Committee and directors of the Company are not eligible to participate in the Plans.

TERMS AND CONDITIONS

     Since the options are granted as incentives, no cash consideration is received for the granting of the option. However, payment in full of the option price must be made upon exercise of the option. Payment must be in the form of a cashier's or certified check payable to the Company. The option price per share for options granted is determined by the Committee, but is never less than 100 percent of the fair market value of the stock at the time the option is granted.

     Options may not be granted under the 1980, 1983, 1984, 1987, 1989 and 1993 Plans after the tenth anniversary date of stockholder or Board of Directors' approval of such plans, whichever is sooner. However, options theretofore granted may extend beyond such dates. Any plan may be discontinued by the Board of Directors, but no such termination will impair any options granted prior thereto.

     Options under the Plans may not be exercised later than ten years after the date of grant. In addition, no option may be exercised until the employee has remained in the continuous employment of the Company or its subsidiaries for one year after the grant. If an optionee's employment by the Company or a subsidiary or directorship terminates by reason of the optionee's retirement, the optionee's option may thereafter be exercised to the extent to which it was exercisable at the time of the optionee's retirement but may not be exercised after the expiration of the period of twelve months from the date of such termination of employment or directorship or of the stated period of the option, whichever period is the shorter.

     If an optionee's employment or directorship terminates by reason of permanent disability, the optionee's option may thereafter be exercised in full but may not be exercised after the expiration of the period of twelve months from the date of such termination of employment or directorship or of the stated period of the option, whichever period is shorter. If the optionee dies within a period of twelve months after termination of employment or directorship by reason of retirement or permanent disability, any unexercised option, to the extent to which it was exercisable at the time of the optionee's death, may thereafter be exercised by the legal representative of the estate or by the legatee of the option under a last will for a period of twelve months from the date of the optionee's death or the expiration of the stated period of the option, whichever period is shorter.

     If an optionee's employment or directorship terminates by reason of the optionee's death, the optionee's option may thereafter be exercised in full by the legal representative of the estate or by the legatee of the option under a last will for a period of twelve months from the date of death or the expiration of the stated period of the option, whichever period is shorter. Should an optionee's employment or directorship terminate for any reason other than death, retirement or permanent disability, the optionee's option is automatically terminated.

     During the optionee's lifetime, the option is only exercisable by the optionee or the optionee's duly appointed legal representative. The option by its terms is personal and not transferable by the optionee other than by will or the laws of descent and distribution.

     In the event of a change in control of the Company, each holder of an unexpired option under any of the Plans becomes entitled to exercise such option in whole or in part without regard to the date that such option would first be exercisable, except no option may be exercised less than six months from the date of grant. This right will continue, with respect to any holder whose employment with the Company or subsidiary or whose directorship on the Board of Directors terminates following a change in control, for a period ending on the earlier of the date of expiration of such option or twelve months after termination of employment or directorship.

AMENDMENTS

     The Board of Directors may discontinue any of the Plans and the Committee may amend the same from time to time, but no amendment or discontinuation can be made which, without the approval of the stockholders, would increase the total shares reserved for the Plans, decrease the price of an option to less than 100 percent of the fair market value of the common stock on the date of grant, extend the duration of any of the Plans or modify the provisions of options granted to outside directors under the 1989 and 1993 Plans. Notwithstanding the above, the provisions of options granted to outside directors under the 1989 and 1993 plans may not be amended more than once every six months, other than to comply with changes in the tax laws.

     The 1987, 1989 and 1993 Plans provide that if the Committee, after consulting with management of the Company, determines that application of an accounting standard in compliance with any statement issued by the Financial Accounting Standards Board concerning the treatment of employee stock options would have a significant adverse effect on the Company's financial statements because of the fact that options granted before issuance of such statement are then outstanding, then the Committee in its absolute discretion may cancel and revoke all outstanding options to which such adverse effect is attributed and the holders of such options shall have no further rights in respect thereof. Cancellation and revocation will be effective upon written notice by the Committee to the holders of such options.

LOANS TO OPTIONEES

     The Company may make interest-free demand loans to holders of non-qualified stock options for the purpose of exercising such options and enabling optionees to pay any tax liability associated with such exercise. The loans must be fully secured by shares of the Company's common stock and in any event must be repaid upon the termination of the optionee's employment or directorship for any reason.

     Neither the Plans, or any contracts in connection therewith, permit any person to have or to create a lien on any funds, securities or other property held under the Plans.

OTHER INFORMATION

     At the time an option is granted, each optionee is furnished a copy of the text of the plan under which such option is granted, as well as a copy of the applicable stock option agreement and other applicable documents.

     As of May 31, 1994, there were 1,343 employees and directors participating in the Plans.

                      BASIC FEDERAL INCOME TAX CONSEQUENCES

     The Company has been advised by its counsel that under current federal income tax law, the options granted under the Plans have the following income tax consequences:

DESIGNATION OF OPTIONS AS INCENTIVE STOCK OPTIONS

     The Committee may, in its discretion, designate all or a portion of an option granted under the Plans as an "incentive stock option," as defined in
Section 422 of the Internal Revenue Code (the "Code"), subject to the limitations contained in the Code. Any option that is not so designated by the Committee will be treated as a non-qualified stock option.

     The Plans provide that incentive stock options granted before January 1, 1987 must be exercised in the order granted. This is the "sequencing rule" and is included in the Plans so optionees are benefited by the tax-favored status afforded pre-1987 incentive stock options. Incentive stock options granted after December 31, 1986, however, are not required to be exercised in the order granted, and the existence of unexercised pre-1987 incentive stock options will not prevent any optionee from exercising post-1986 incentive stock options.

OPTIONS

     Neither the grant nor the exercise of an incentive stock option results in the recognition of income (for federal income tax purposes) by the optionee or a deduction for the Company. However, any gain recognized upon disposition of stock held pursuant to the exercise of an incentive stock option is subject to capital gains treatment provided the optionee does not dispose of the stock for at least two years from the date the option was granted AND holds the stock for at least one year after the date of exercise of the option.

     If the optionee disposes of stock acquired through an incentive stock option exercise within two years of the date of grant or within one year of the date of exercise of the incentive stock option, the optionee must include, in the year of the disqualifying sale, the gain realized on the disposition as ordinary income to the extent of the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the sale price minus the exercise price. The Company will be allowed a deduction in the same amount at that time. The excess, if any, of the sale price over the sum of the exercise price and the amount taxed as ordinary income may qualify as capital gain. If the optionee exercises an incentive stock option more than three months after the optionee's termination of employment due to retirement, such exercise will be treated as an exercise of a non-qualified stock option and ordinary income will be recognized.

     Non-qualified options are taxed under Section 83 of the Code which provides that property transferred in connection with the performance of services will be taxed in the year in which the property either becomes transferable or is no longer subject to a risk of forfeiture. In general, the granting of a non-qualified stock option under the Plans will not result in the recognition of taxable income to the optionee or the allowance of a deduction for the Company. However, upon the exercise of such option, the optionee will recognize ordinary income in the amount of the excess of the market value of the stock acquired over its exercise price and the Company is entitled to a deduction in the same amount.

     Ordinary income recognized upon the exercise of a non-qualified option is subject to both income tax and FICA withholding. The minimum income tax withholding rate is 28%. FICA taxes are withheld at the rate of 7.65% to the extent the optionee's income on the date of exercise does not exceed the statutorily imposed limit ($60,600 in 1994) and at a rate of 1.45% for income above that limitation.

ALTERNATIVE MINIMUM TAX

     Although no income is recognized for regular income tax purposes upon the grant or exercise of an incentive stock option, the difference between the exercise price of the incentive stock option and the value of the stock on the date of exercise is a "tax preference item" for determining the applicability of the alternative minimum tax with respect to a particular taxpayer. Due to the complexity of this area of the tax law as it applies to any particular individual's situation, optionees are urged to seek professional tax advice if they plan to exercise incentive stock options.

STOCK OPTION LOANS

     Optionees planning to request an interest-free demand loan to exercise their non-qualified stock options should consider the tax consequences associated with such loans. The loans are below-market interest loans for federal income tax purposes because interest on the loans is payable at a rate less than the statutorily prescribed applicable federal rate ("AFR"). Most below-market demand loans are recharacterized as arm's length transactions in which the lender (the Company) is deemed to have made a payment to the borrower (the optionee) equal to the "foregone interest" or the amount of interest waived by the lender. The borrower is generally treated as transferring the foregone interest back to the lender, thereby generating interest income for the lender and interest expense for the borrower. Foregone interest is the amount of interest that would have been payable on the loan if interest had accrued at the AFR and was payable annually. The imputed payment is treated as income to the borrower.

     If an optionee receives interest-free loans from the Company aggregating in excess of $10,000 in connection with the exercise of options under any of the Plans, the optionee will recognize income in an amount equal to the foregone interest with a corresponding investment interest expense of the same amount. Investment interest expense may be deductible by the optionee subject to the limitations on the deductibility of investment interest imposed by Section 163(d) of the Code (i.e., a noncorporate taxpayer's deduction for investment interest is limited to the amount of the taxpayer's net investment income).

     Net investment income is the excess of investment income over investment expenses. Investment income is the sum of interest, dividends, rents, royalties, net capital gains and the like on the disposition of property held for investment. Investment expenses include any expense (other than investment interest) for which a deduction is allowable in connection with the production of investment income. Investment income and expenses do not include any items taken into account in computing income or loss from a passive activity. In addition, the legislative history of the 1986 Tax Reform Act directs that deductible investment expenses are those allowed after application of the two percent adjusted-gross-income floor for deduction of miscellaneous expenses. Investment interest that is disallowed because of the investment interest limitation carries forward and is treated as investment interest paid in the succeeding taxable year and is deductible to the extent of the limitation in the carryover year.





      BECAUSE THE TAX RULES DISCUSSED ABOVE DO NOT PURPORT TO ADDRESS EVERY SITUATION WHICH MAY RESULT IN TAXATION, OPTIONEES SHOULD CONTACT THEIR
                    OWN TAX ADVISERS IF THEY HAVE QUESTIONS.

ITEM 2.  COMPANY INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The documents listed in (a) through (c) below and incorporated by reference into Item 3 of Part II of the Registration Statement with respect to the 1993 Plan and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby incorporated by reference in the combined Section 10(a) prospectus and made a part hereof from the date of filing such documents.

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1994 filed on August 5, 1994 pursuant to Section 13 or 15(d) of the Exchange Act.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's annual report referred to in (a) above.

     (c) The description of the securities contained in the Company's registration statement on Form 8-A filed with the Commission on December 15, 1978 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     Copies of the above mentioned documents incorporated by reference into Item 3 of Part II of the Registration Statement, and incorporated by reference into the combined Section 10(a) prospectus, are available to participants without charge, upon request. Requests for such copies should be directed to: Thomas
R. Martin, Managing Director - Public Relations Department, Federal Express Corporation, by mail at Box 727, Memphis, Tennessee 38194-1850, or by telephone at (901) 395-3490. Any other documents required to be delivered to employees pursuant to Rule 428(b) are available in the same manner.

     If participants have questions concerning their individual accounts or need copies of the Plans, they should contact the Legal Department at (901) 395-3382.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference and made a part hereof.

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 1994 filed on August 5, 1994 pursuant to Section 13(a) or 15(d) of the Exchange Act;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above.

     (c) The description of the securities contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on December 15, 1978 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of common stock registered hereunder has been passed on for the Registrant by Mr. George W. Hearn, Vice President - Law, Corporate and Business Transactions of the Company. At August 1, 1994, Mr. Hearn owned zero shares of the Registrant's common stock and held options to purchase 11,675 shares of such common stock. Of the options granted, 1,887 were vested at such date.

     The consolidated financial statements and schedules of the Registrant included or incorporated by reference in the Registrant's Annual Report on Form 10-K for the year ended May 31, 1994 and incorporated by reference herein, have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     (a) Reference is made to Section 145 of the Delaware General Corporation Law ("DGCL") as to indemnification by the Registrant of officers and directors.

     (b) Section 13 of Article III of the by-laws of the Registrant provides for indemnification of directors as follows:

     Section 13. The corporation shall indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director of the corporation or serves or served as a director, officer, employee or agent of any other enterprise at the request of the corporation.

Section 18 of Article V of the by-laws of the Registrant provides for indemnification of officers as follows:

     Section 18. The corporation shall indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was an officer or Managing Director of the corporation or serves or served as a director, officer, employee or agent of any other enterprise at the request of the corporation.

     (c) The Registrant has also entered into an indemnification agreement with each of its directors based on the sections of the DGCL that recognize the validity of additional indemnity rights granted by agreement. The indemnification agreement alters or clarifies the statutory indemnity with respect to the Registrant's directors in the following respects: (i) indemnity is explicitly provided for settlements, fines and judgments in derivative actions to the maximum extent permitted by Delaware law, (ii) prompt payment of expenses is provided in advance of indemnification, provided the director undertakes to repay such amount if it is finally determined the director is not entitled to be indemnified and (iii) indemnification for all matters involving a director as a party by reason of the person being a director unless the person violates the law or the person's conduct is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Therefore, a director who has entered into the indemnification agreement will be entitled to indemnification automatically according to its terms without prior independent review of such director's conduct and approval of the indemnification payment by either disinterested directors, independent counsel or the stockholders. Certain of the provisions of the indemnification agreement have not been tested in court and remain subject to public policy considerations with respect to their enforceability. The Registrant has been advised that indemnification of a judgment or amounts paid in settlement in a derivative suit may be contrary to public policy in the State of Delaware. Because substantial uncertainty exists as to the validity of such payments, the Registrant will not make an indemnification payment for fines, judgments or amounts paid in settlement in a derivative suit without first obtaining an opinion of independent counsel that such payment is permitted under Delaware law.

     (d) The Registrant has purchased insurance designed to protect the Registrant and its directors and officers against losses arising from certain claims, including claims under the Securities Act.

ITEM 8.  EXHIBITS

     EXHIBIT
     NUMBER                   DESCRIPTION OF EXHIBITS
     -------                  -----------------------

      4.1 Certain provisions of Registrant's Articles of Incorporation relating to the Common Stock and defining the rights of security holders. (Filed as Exhibit 3.1 to Registrant's 1993 Annual Report on Form 10-K, Commission File No. 1-7806, and incorporated herein by reference.)

      5.1 Opinion of George W. Hearn, Vice President - Law, Corporate and Business Transactions of Registrant regarding legality.

     23.1           Consent of George W. Hearn (included in Exhibit 5.1).

     23.2 Consent of Arthur Andersen & Co., independent public accountants.

     24.1           Powers of Attorney.

     99.1 1993 Stock Incentive Plan and Stock Option Agreement, as amended. (Filed as Exhibits 10.61 and 10.63 to Registrant's 1994 Annual Report on Form 10-K, Commission File No. 1-7806, and incorporated herein by reference.)

ITEM 9.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Memphis, State of Tennessee, on this 12th day of August 1994.

                              FEDERAL EXPRESS CORPORATION
                              (REGISTRANT)


                              By:  /s/ GRAHAM R. SMITH
                                   ------------------------
                                    Graham R. Smith
                                    VICE PRESIDENT AND CONTROLLER
                                    CHIEF ACCOUNTING OFFICER

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


          SIGNATURE                CAPACITY                           DATE
          ---------                --------                         --------

 /s/FREDERICK W. SMITH*       Chairman of the Board, President
- --------------------------    and Chief Executive Officer
    Frederick W. Smith        (Principal Executive Officer) and
                              Director


 /s/WILLIAM J. RAZZOUK*       Executive Vice President,
- -------------------------     Worldwide Customer Operations
    William J. Razzouk


 /s/ALAN B. GRAF, JR.*        Senior Vice President and
- -------------------------     Chief Financial Officer
    Alan B. Graf, Jr.         (Principal Financial Officer)


 /s/GRAHAM R. SMITH           Vice President and Controller      August 12, 1994
- -------------------------     (Principal Accounting Officer)
    Graham R. Smith


 /s/ROBERT H. ALLEN*          Director
- -------------------------
    Robert H. Allen


 /s/HOWARD H. BAKER, JR.*     Director
- -------------------------
    Howard H. Baker, Jr.


 /s/ANTHONY J.A. BRYAN*       Director
- -------------------------
    Anthony J.A. Bryan

          SIGNATURE           CAPACITY              DATE
          ---------           --------            --------

 /s/ROBERT L. COX*            Director
- -------------------------
    Robert L. Cox


 /s/RALPH D. DENUNZIO*        Director
- -------------------------
    Ralph D. DeNunzio


 /s/JUDITH L. ESTRIN*         Director
- -------------------------
    Judith L. Estrin


 /s/PHILIP GREER*             Director
- -------------------------
    Philip Greer


 /s/J.R. HYDE, III*           Director
- -------------------------
    J.R. Hyde, III


 /s/CHARLES T. MANATT*        Director
- -------------------------
    Charles T. Manatt


 /s/JACKSON W. SMART, JR.*    Director
- --------------------------
    Jackson W. Smart, Jr.


 /s/JOSHUA I. SMITH*          Director
- --------------------------
    Joshua I. Smith


 /s/PETER S. WILLMOTT*        Director
- --------------------------
    Peter S. Willmott


 /s/GRAHAM R. SMITH                        August 12, 1994
- --------------------------
    Graham R. Smith
    ATTORNEY-IN-FACT

                                  EXHIBIT INDEX


EXHIBIT NUMBER                            EXHIBIT DESCRIPTION
- --------------                            -------------------

      4.1 Certain provisions of Registrant's Articles of Incorporation relating to the Common Stock and defining the rights of security holders. (Filed as Exhibit 3.1 to Registrant's 1993 Annual Report on Form 10-K, Commission File No. 1-7806, and incorporated herein by reference).

      5.1 Opinion of George W. Hearn, Vice President - Law, Corporate and Business Transactions of Registrant regarding legality.

     23.1                Consent of George W. Hearn (included in Exhibit 5.1).

     23.2 Consent of Arthur Andersen & Co., independent public accountants.

     24.1                Powers of Attorney.

     99.1 1993 Stock Incentive Plan and Stock Option Agreement, as amended. (Filed as Exhibits 10.61 and 10.63 to Registrant's 1994 Annual Report on Form 10-K, Commission File No. 1-7806, and incorporated herein by reference.)